As filed with the Securities and Exchange Commission on June 1, 2007
File No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Intelli-Check, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3234779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

246 Crossways Park West
Woodbury, New York 11797

(Address of Principal Executive Offices) (Zip Code)

Intelli-Check, Inc. 2003 Stock Option Plan
Intelli-Check, Inc. 2006 Equity Incentive Plan
Option Agreement with Frank Mandelbaum
Warrant Agreement with Alexandros Partners LLC
Warrant Agreement with Wolfe Axelrod Weinberger Associates LLC

(Full title of the plan)

Peter J. Mundy
Intelli-Check, Inc.
246 Crossways Park West
Woodbury, New York 11797

(Name and address of agent for service)

516-992-1900

(Telephone number, including area code, of agent for service)

Copy to:

Mitchell S. Nussbaum
LOEB & LOEB LLP
345 Park Avenue
New York, NY 10154-0037

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share($)	Proposed Maximum Aggregate Offering Price($)	Amount of Registration Fee($)
Common Stock, par value $0.001 per share	175,000	8.22	1,438,500	44.16
Common Stock, par value $0.001 per share	100,000	7.54	754,000	23.15
Common Stock, par value $0.001 per share	20,500	5.25	107,625	3.30
Common Stock, par value $0.001 per share	175,000	4.57	799,750	24.55
Common Stock, par value $0.001 per share	10,000	4.55	45,500	1.40
Common Stock, par value $0.001 per share	156,000	5.64	879,840	27.01
Common Stock, par value $0.001 per share	2,884	5.55	160,062	4.91
Common Stock, par value $0.001 per share	100,000	4.62	462,000	14.19
Common Stock, par value $0.001 per share	375,000	3.00	1,125,000	34.54
Common Stock, par value $0.001 per share	810,616	6.95(2)	5,633,781	172.96
Totals	1,925,000		11,406,058	350.17

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an intermediate number of securities to be offered as a result of an adjustment from stock splits, stock dividends or similar events.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low sales prices of the Company’s common stock on the American Stock Exchange on May 31, 2007.

INTELLI-CHECK, INC.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 of Intelli-Check, Inc., a Delaware corporation (“we,” “us” or the “Company”), is to register 1,925,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1	Plan Information.

The following summary of our 2003 Stock Option Plan (the “2003 Plan”) and of our 2006 Equity Incentive Plan, effective March 24, 2006, which amended and restated our 2004 Stock Option Plan (the “2006 Plan”) is qualified in its entirety by reference to the 2003 Plan and 2006 Plan which are being provided to you with this prospectus.

2003 Stock Option Plan

Awards

The 2003 Plan provides for the grant of options, at the discretion of the Board of Directors (the “Board”), of up to an aggregate of 500,000 shares of common stock to employees, directors, consultants and other independent contractors of ours or our affiliates. If any option expires or becomes unexercisable for any reason without having been exercised in full, unless the 2003 Plan is terminated, the number of shares subject thereto is available for future grants. The number of shares of common stock for which awards may be granted to a participant under the 2003 Plan in any calendar year cannot exceed 150,000.

Administration of the 2003 Plan

The 2003 Plan shall be administered by the Board, providing that the Board is not “disinterested” within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Board may appoint a committee to administer the 2003 Plan at any time or from time to time. Among other things, the Board has complete discretion, subject to the provisions of the 2003 Plan, to grant options, to determine the fair market value of the common stock, to determine the exercise price per share of the options and to determine the employees to whom, and the time or times at which, the options may be granted and the number of shares subject to the award. The Board may interpret, prescribe, amend, modify or rescind rules and regulations relating to the 2003 Plan.

Type of Options

Options granted therein may be either “incentive stock options” (the “ISOs”), which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or “nonqualified stock options” (the “NSOs”).

Duration of Options

Each option granted under the 2003 Plan will expire five (5) years from the date of grant thereof unless otherwise provided in the stock option agreement entered into with a grantee. In no case shall the term of any option exceed ten (10) years from the date of grant thereof. In the case of an ISO granted to an employee who owns ten percent (10%) or more of the common stock , the term of the ISO shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the stock option agreement.

Market Value of Option Shares

The aggregate fair market value of the common stock with respect to ISOs for a single employee within any calendar year shall not exceed one hundred thousand dollars ($100,000).

Exercise Price of Option Shares

The per share exercise price for underlying shares shall be determined by the Board, but in the case of ISOs shall be no less than one hundred percent (100%) of the fair market value per share on the date of grant, and in the case of NSO shall be no less than eighty-five percent (85%) of the fair market value per share on the date of grant. In the case of an ISO granted to an employee who, at the time of the grant of such ISO, is a Ten Percent Stockholder, the per share exercise price shall be no less than one hundred ten percent (110%) of the fair market value per share on the date of grant. The price of an exercised option and applicable tax shall be paid in US dollars in cash or by check, bank draft or money order payable to us.

Exercise of Options

Options granted under the 2003 Plan shall be exercised at the times and under the conditions as determined by the Board and as shall be permissible under the 2003 Plan. Unless otherwise provided in the applicable stock option agreement, if we terminate an employee’s employment for cause, then any option held by the employee shall be immediately canceled upon termination of employment and the employee shall have no further rights with respect to such option. Unless otherwise provided in the stock option agreement, if an employee’s employment is terminated for reasons other than cause, and does not occur due to death or disability, then the employee may, with the consent of the Board, for ninety (90) days after he ceases to be our employee, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the option at the date of such termination, or if he does not exercise such option (which he was entitled to exercise) within the time specified herein or in the applicable stock option agreement, the option shall terminate. For the purposes of this plan only, a non-employee director is deemed to be an employee.

Additional Terms

Options granted under the 2003 Plan are not transferable except by will, by the laws of descent or a qualified domestic relations order. In the event of a change of control the Board, in its discretion, may determine whether all unvested options shall automatically vest in full.

Amendment and Termination of Plan

The Board may amend from time to time or terminate the 2003 Plan, except no such action may be taken without stockholder approval which materially increases the shares to be issued, materially changes the designation of the employee eligible to be granted options and materially increases benefits to participants. In addition, no such action may be taken which adversely affects the rights of an optionee or participant under the 2003 Plan with respect to any outstanding grant without his or her consent.

Awards Granted

The following table summarizes options granted under 2003 Plan through May 31, 2007 to the named executive officers:

Name and Title	Type of Award	Number of Shares of Common Stock Underlying Options Granted	Exercise Price Of Option Awards ($/Sh)
Jeffrey Levy, Director	Non-Qualified Stock Option	75,000	$8.22
Jeffrey Levy, Director	Non-Qualified Stock Option	4,000	$5.25
Todd Liebman, Sr. VP Marketing & COO	Incentive Stock Option	50,000	$4.57
Frank Mandelbaum, Chairman & CEO	Incentive Stock Option	100,000	$8.22
Arthur L. Money, Director	Non-Qualified Stock Option	1,500	$5.25
Edwin Winiarz, Director & Former Sr. Exec. VP, CFO	Incentive Stock Option	15,000	$5.25

2006 Equity Incentive Plan

Awards

The 2006 Plan provides for the grant of options, either in the form of Incentive Stock Options (the “ISO”) or Non-Qualified Stock Options (the “NSOs”), at the discretion of the Board, and restricted stock of up to an aggregate of 850,000 shares of common stock to employees, directors, consultants, advisors and other independent contractors of ours or our affiliates. If any award expires, is cancelled, is forfeited or expires without being exercised, the shares of common stock subject to the award shall become available for future awards under the 2006 Plan. The number of shares of common stock for which awards may be granted to a participant under the 2006 Plan in any fiscal year cannot exceed 150,000.

Administration of the 2006 Plan

The 2006 Plan is administered by the Board or a committee of the Board consisting of not less than two members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of IRS Code Section 162(m). Among other things, the Board has plenary discretion, subject to the express limits of the 2006 Plan, to make all awards, to determine the participants to be granted an award, the number of shares of common stock subject to each award, the option exercise price of each option and applicable restrictions, the term and conditions of each award, to approve the form of Award agreement and to amend any such award agreements executed thereunder and to make all other determinations necessary or advisable for the administration of the 2006 Plan. The Board may adopt such rules as it deems necessary or advisable in order to carry out the purposes of the 2006 Plan.

Options

Options granted under the 2006 Plan may be either ISOs intended to meet the requirements of the Section 422 of the Code, or NSOs which are not intended to meet such Code. Options may be granted on such terms and conditions as the Board may determine; provided, however, that the exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant and the term of the option may not exceed ten (10) years, except that the terms of ISOs granted under the 2006 Plan to a stockholder who owns (or is deemed to own) more than 10% of the outstanding voting power may not exceed five (5) years and its exercise price may not be less than 110% of the fair market value of the shares on the date of grant. ISOs may only be granted to employees. In addition, the aggregate fair market value of common stock covered by ISOs (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NSO. Exercising all or part of grantee’s options is permitted. No grantee shall have shareholder’s rights with respect to the option shares until such person becomes the holder of such shares. Options granted under the 2006 Plan to our employees (including officers) may be exercised only while the optionee is employed by us or within three months of the date of termination of the relationship, except that: (i) if the individual is terminated for cause, the option shall terminate immediately and no longer be exercisable, and (ii) if options which are exercisable at the time the optionee's employment is terminated by death or disability such options may be exercised within one year of the date of termination of the employment relationship. With respect to options granted to individuals who are not our employees, the Board shall determine the consequences, if any, of the termination of the optionee's relationship with us. Payment of the exercise price of an option may be made by cash, by surrender of shares having a fair market value equal to the exercise price, or by any other property permitted by law and acceptable to the Board.

Restricted Stock

The Board may grant restricted stock to any of our directors, employees and independent contractors in such amount and subject to such terms and conditions as the Board may determine at its discretion, including restrictions on transferability. The terms and conditions of each grant of restricted stock shall be set forth in an award agreement in the form approved by the Board. The Board may require a grantee to pay a purchase price to receive restricted stock at the time the award is granted, in which case the purchase price and the form and timing of payment shall be specified in the award agreement in addition to vesting provisions and other applicable terms. In the event of any conflict between the award agreement and the 2006 Plan, the 2006 Plan shall control.

Additional Terms

Except as described below, options granted under the 2006 Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their guardian or legal representative. An award grantee may transfer a NSO, by gift or a domestic relations order, to a family member. Restricted Stock shall not be assignable or transferable except under the terms and conditions specified in the applicable award agreement. In the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable.

Amendments and Termination

The 2006 Plan is effective for ten (10) years, unless it is sooner terminated. The Board may at any time amend, alter, suspend or terminate the 2006 Plan; provided that no amendment requiring stockholder approval will be effective unless such approval has been obtained. No termination or suspension of the 2006 Plan shall affect an award which is outstanding at the time of the termination or suspension.

Awards Granted

The following table summarizes options granted under 2006 Plan through May 31, 2007 to the named executive officers:

Name and Title	Type of Award	Number of Shares of Common Stock Underlying Awards Granted	Exercise Price of Awards ($/Sh)
Todd Liebman, Sr. VP Marketing & COO	Incentive Stock Option	125,000	$4.57
Ashok Rao, Director	Non-Qualified Stock Option	10,000	$4.55
Arthur L. Money, Director	Non-Qualified Stock Option	76,500	$5.64
Guy L. Smith, Director	Non-Qualified Stock Option	79,500	$5.64
Ashok Rao, Director	Restricted Stock Award	1,622	N/A
Arthur L. Money, Director	Restricted Stock Award	1,262	N/A

Certain Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences under current tax law of options and restricted stock. It does not purport to cover all of the special rules, including special rules relating to participants subject to Section 16(b) of the Securities Exchange Act of 1934 and the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares or the ownership and disposition of restricted stock.

A participant does not recognize taxable income upon the grant of NSO or an ISO. Upon the exercise of a NSO, the participant recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and we will generally be entitled to a deduction for such amount at that time. If the participant later sells shares acquired pursuant to the exercise of a NSO, the participant recognizes long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

Upon the exercise of an ISO, the participant does not recognize taxable income. If the participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the participant, the participant recognizes long-term capital gain or loss and we are not be entitled to a deduction. However, if the participant disposes of such shares within the required holding period, all or a portion of the gain is treated as ordinary income and we are generally entitled to deduct such amount.

In addition to the tax consequences described above, a participant may be subject to the alternative minimum tax, which is payable to the extent it exceeds the participant’s regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefore is an adjustment which increases alternative minimum taxable income. In addition, the participant's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If a participant is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the incentive option adjustment) is allowed as a credit against the participant's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

A participant who receives a grant of restricted stock generally recognizes ordinary compensation income equal to the excess, if any of fair market value of the stock at the time the restriction lapses over any amount paid for the shares. Alternatively, the participant may elect to be taxed on the value at the time of grant. We are generally entitled to a deduction at the same time and in the same amount as the income required to be included by the participant.

Agreement with Frank Mandelbaum

On July 15, 1999, we granted Frank Mandelbaum, our Chief Executive Officer and a member of our Board of Directors, a non-qualified stock option to purchase 375,000 shares of our common stock at an exercise price of $3.00 per share. The option was immediately exercisable upon grant and expired on January 15, 2004. Pursuant to an action of the Board of Directors, the term of the option was extended to July 15, 2008. The options are not transferable other than by will or by the laws of descent and distribution. During his lifetime, the option shall be exercisable only by Mr. Mandelbaum or his legal representative. If he dies, the option may be exercised by his designated beneficiary or beneficiaries (or if none have been effectively designated, by his executor, administrator or the person to whom Mr. Mandelbaum’s rights under the option shall pass by his will or by the laws of descent and distribution) at any time after the date of death, but not later than the termination date of the option.

Agreement with Alexandros Partners

On June 7, 2004, we granted Alexandros Partners LLC, one of our consultants, a warrant to purchase 100,000 shares of our common stock at an exercise price of $7.54 per share. The warrant vested in 12 equal monthly installments and expires on January 21, 2009.

Wolfe Axelrod Weinberger Associates LLC

On September 21, 2005, we granted Wolfe Axelrod Weinberger Associates LLC, one of our consultants, a warrant to purchase 100,000 shares of our common stock at an exercise price of 4.62 per share. The warrant vested in 12 equal monthly installments and will expire ratably five years from date of vesting (October 21, 2010 through September 21, 2011).

ITEM 2 Registration Information and Employee Annual Information.

Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), the documents containing the information specified in Part I of Form S-8 (of which this prospectus is a part) will be sent or given to each participant in our 2003 Plan and 2006 Plan and the holder of the options and warrants referred to in Part I. This document and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of the registration statement of which this prospectus is a part, taken together, constitute the Section 10(a) Prospectus. We will provide to you without charge, upon written or oral request, copies of the documents incorporated by reference in the registration statement of which this prospectus is a part. Any such request for documents should be directed to: Peter Mundy, Vice President Finance, Chief Financial Officer, Treasurer and Secretary, Intelli-Check, Inc., 246 Crossways Park West, Woodbury, New York 11797. Mr. Mundy can also be reached at (516) 992-1900.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement:

(a)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form SB-2 (File No. 333-87797) filed September 24, 1999 (the “Registration Statement”).

(b)	Amendment No. 1 to the Registration Statement filed November 1, 1999.

(c)	Amendment No. 2 to the Registration Statement filed November 15, 1999.

(d)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the Commission on April 2, 2007; and

(e)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed on May 11, 2007.

(f)	The Company’s Current Report on Form 8-K filed on May 11, 2007.

(g)	The Company’s Current Report on Form 8-K filed on March 23, 2007.

(h)	The Company’s Current Report on Form 8-K filed on January 22, 2007.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4	Description of Securities.

Not applicable.

ITEM 5	Interests of Named Experts and Counsel.

Not applicable.

ITEM 6

ITEM 6	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines such person is fairly and reasonably entitled to indemnity for such expenses. Additionally, pursuant to Section 145 of the DGCL, a Delaware corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such.

The Company’s Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for in the Certificate of Incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person. The Certificate of Incorporation also requires the Company to indemnify its officers, directors and employees to the fullest extent permitted by law as set forth in Section 102(b) of the DGCL, including full or partial indemnification for any judgment, settlement or related expense.

The Company’s By-laws provide that any person made or threatened to be made a party to an action or proceeding, whether it be civil or criminal, by reason of the fact that he or she, his or her testator or intestate, then is or was a director, officer, employee or agent of the Company, or then serves or has served any other corporation in any capacity at the request of the Corporation, shall be indemnified by the Company against reasonable expenses, judgments, fines and amounts actually and necessarily incurred in connection with the defense of such action or proceeding or in connection with an appeal therein, to the fullest extent permissible by the laws of the State of Delaware. Such right of indemnification shall not be deemed exclusive of any other right to which such person may be entitled.

In May 2007 the Company purchased an aggregate of $7,500,000 of insurance from Illinois National Insurance Company for indemnification of all of its directors and officers at a cost of $65,500.

ITEM 7	Exemption from Registration Claimed.

Not applicable.

ITEM 8	Exhibits.

Exhibit Number	Description

3.1	Articles of Incorporation of the Registrant, as amended to date (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 filed on September 24, 1999.)

3.2	By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 filed on September 24, 1999.)

4.1	Intelli-Check, Inc. 2003 Stock Option Plan. (Incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed on June 13, 2003).

4.2	Intelli-Check, Inc. 2006 Equity Incentive Plan (Incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed May 19, 2006).

4.3	Option Agreement with Frank Mandelbaum

4.4	Warrant Agreement with Alexandros Partners LLC

4.5	Warrant Agreement with Wolfe Axelrod Weinberger Associates LLC

5.1	Opinion of Loeb & Loeb LLP.

23.1	Consent of Amper, Politziner & Mattia, P.C.

23.2	Consent of Loeb & Loeb LLP (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (contained on the signature page to this Registration Statement).

ITEM 9 Undertakings.

(A)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)
Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned in Woodbury, New York, on this 1st day of June, 2007.

INTELLI-CHECK, INC.		INTELLI-CHECK, INC.

By:	s/ Frank Mandelbaum	By:	/s/ Peter J. Mundy
Frank Mandelbaum		Peter J. Mundy
Chairman, Chief Executive Officer and Director		Vice President Finance, Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank Mandelbaum and Peter Mundy, jointly and severally, her or his attorneys-in-fact, each with the power of substitution, for her or him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature		Title	Date

By:	/s/ Frank Mandelbaum	Chairman, Chief Executive Officer and Director	June 1, 2007
Frank Mandelbaum

/s/ Peter J. Mundy		Vice President Finance, Chief Financial Officer,	June 1, 2007
Peter J. Mundy		Treasurer and Secretary

/s/ Ashok Rao		Vice Chairman and Director	June 1, 2007
Ashok Rao

/s/ Jeffrey Levy		Director	June 1, 2007
Jeffrey Levy

/s/ John E. Maxwell		Director	June 1, 2007
John E. Maxwell

/s/ Arthur L. Money		Director	June 1, 2007
Arthur L. Money

/s/ Guy L. Smith		Director	June 1, 2007
Guy L. Smith

/s/ Edwin Winiarz		Director	June 1, 2007
Edwin Winiarz

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation of the Registrant, as amended to date (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 filed on September 24, 1999.)

3.2	By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 filed on September 24, 1999.)

4.1	Intelli-Check, Inc. 2003 Stock Option Plan. (Incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed on June 13, 2003).

4.2	Intelli-Check, Inc. 2006 Equity Incentive Plan (Incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed May 19, 2006).

4.3	Option Agreement with Frank Mandelbaum

4.4	Warrant Agreement with Alexandros Partners LLC

4.5	Warrant Agreement with Wolfe Axelrod Weinberger Associates LLC

5.1	Opinion of Loeb & Loeb LLP.

23.1	Consent of Amper, Politziner & Mattia, P.C.

23.2	Consent of Loeb & Loeb LLP (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (contained on the signature page to this Registration Statement).